Exhibit 5.1

Tallahassee Office	IGLER & DOUGHERTY, P.A.	Tampa Office
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2457 Care Drive Tallahassee, Florida 32308 (850) 878-2411 - Telephone (850) 878-1230 - Facsimile e-mail: agi@idhlaw.com	ATTORNEYS AT LAW REPLY TO: TALLAHASSEE OFFICE	500 N. Westshore Blvd, Suite 1010 Tampa, Florida 33609 (813) 289-1020 - Telephone (813) 289-1070 - Facsimile e-mail: tampa@idhlaw.com

October     , 2004

Board of Directors

Partners Financial Corporation

PO Box 8426

Naples, Florida 34101

RE:	Partners Financial Corporation’s Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel for Partners Financial Corporation (“PFC”) in connection with the proposed public offering of the shares of its $0.01 par value common stock covered by the above-described registration statement.

In connection therewith, we have examined the following:

1.	The Articles of Incorporation of PFC, as filed with the Secretary of State of the State of Florida;

2.	The Bylaws of PFC;

3.	Resolution of PFC’s Board of Directors, certified as correct and complete by the President of PFC, authorizing the sale of up to 1,500,000 units consisting of 1,500,000 shares of common stock and up to 1,500,000 warrants to purchase one share of common stock;

4.	Certificate of Active Status with respect to PFC, issued by the Secretary of State of the State of Florida; and

5.	The registration statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

1.	PFC has been duly incorporated and is validly existing under the laws of the State of Florida.

2.

The 1,500,000 shares of common stock and 1,500,000 stock purchase warrants covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said

Board of Directors

October     , 2004

registration statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form SB-2 and to any amendments thereto. We also consent to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

IGLER & DOUGHERTY, P.A.

/s/ Igler & Dougherty, P.A.